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                                                                    EXHIBIT 23.9


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. on Form S-3 (Amendment #1) of our report dated March 18, 1996, on our audit of the balance sheet of Jennings Environmental Services, Inc. (an S Corporation) as of December 31, 1995 and the related statements of income and changes in stockholders' equity and the statement of cash flows for the year then ended, which is included in USA Waste Services, Inc.'s Current Report on Form 8-K/A dated November 15, 1996.



                                                  BLAKE, KUEHLER, BABIONE & POOL



Orlando, Florida
January 10, 1997